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                                    EXHIBIT 3

    ANNOUNCEMENT OF COMPLETION OF THE COMPANY'S ACQUISITION OF ITS OWN SHARES






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                              (English Translation)

                                                               February 13, 2004

To whom it may concern:
                                  WACOAL CORP.
                                  Yoshikata Tsukamoto, President and Director
                                  (Code Number:  3591)
                                  (Tokyo Stock Exchange, First Section)
                                  (Osaka Securities Exchange, First Section)
                                  Contact: Nobuhiro Matsuda, Corporate Officer, Director of Finance, Corporate Planning
                                  (Tel: 075-682-1010)



     Announcement of Results of the Company's Acquisition of its Own Shares
                               through ToSTNeT-2
      (Acquisition of own shares under Article 210 of the Commercial Code)

           We hereby announce that the Company has completed the acquisition of its own shares as announced yesterday (February 12, 2004) as follows:

1.  Type of shares acquired:               Shares of common stock of the Company

2.  Aggregate number of shares acquired:   2,600,000 shares

3.  Aggregate acquisition price:           2,449,200,000 yen

4.  Date of acquisition:                   February 13, 2004

5.  Method of acquisition:                 Purchase through ToSTNeT-2 (closing
                                           price trading system) of the Tokyo
                                           Stock Exchange

Additional information:

1. The resolution authorizing the acquisition by the Company of its own shares was adopted at the ordinary general meeting of the shareholders held on June 27, 2003:

         Type of shares to be acquired:    Shares of common stock of the Company

         Aggregate number of shares to be acquired:           5,000,000 shares
                                                              (maximum)

         Aggregate acquisition price for shares to be acquired:    5,000,000,000
                                                                   yen (maximum)

2. Aggregate number of shares acquired to date since the ordinary general meeting of the shareholders (held on June 27, 2003):

         Aggregate number of shares acquired:                 2,600,000 shares

         Aggregate acquisition price for acquired shares:     2,449,200,000 yen



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